Exhibit 16 under Form N-14


                               POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED SHORT-TERM MUNICIPAL TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Limited Term Municipal Fund, a portfolio of Federated Fixed Income Securities, Inc. into Federated Short-Term Municipal Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                           TITLE                         DATE



/S/ John F. Donahue
John F. Donahue                      Trustee                  September 18, 2006



/S/ J. Christopher Donahue
J. Christopher Donahue           President and Trustee
                               (Principal Executive Officer)  September 18, 2006



/S/ Richard A. Novak
Richard A. Novak                     Treasurer
                               (Principal Financial Officer)  September 18, 2006



/S/ Thomas G. Bigley
Thomas G. Bigley                     Trustee                  September 18, 2006



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                  Trustee                  September 18, 2006



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis             Trustee                  September 18, 2006



/S/ John F. Cunningham
John F. Cunningham                   Trustee                  September 18, 2006

Power of Attorney for LTMF/STMT Reorganization
Page 2




/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.              Trustee                  September 18, 2006



/S/ Peter E. Madden
Peter E. Madden                      Trustee                  September 18, 2006


/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.            Trustee                  September 18, 2006



/S/ John E. Murray, Jr.
John E. Murray, Jr.                  Trustee                  September 18, 2006



/S/ Marjorie P. Smuts
Marjorie P. Smuts                    Trustee                  September 18, 2006



/S/ John S. Walsh
John S. Walsh                        Trustee                  September 18, 2006



/S/ James F. Will
James F. Will                        Trustee                  September 18, 2006